                           FIRST AMENDMENT AND CONSENT


     FIRST AMENDMENT AND CONSENT, dated as of December 23, 1996, to the Fourth Amended and Restated Credit Agreement, dated as of March 17, 1995, as amended (the "Credit Agreement"), among The Scotts Company, an Ohio corporation (the "Borrower" or "Scotts"), the several banks and other financial institutions from time to time parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and The Chase Manhattan Bank (formerly Chemical
Bank), a New York banking corporation ("Chase"), as agent for the Lenders thereunder (in such capacity, the "Agent").


                              W I T N E S S E T H :


     WHEREAS, the Borrower has requested that the Agent and the Lenders enter into this Amendment to among other things, increase the aggregate Revolving Credit Commitments (as defined in the Credit Agreement) to $425,000,000 and to allow O.M. Scott International Investments Limited and Miracle Garden Care Limited, subsidiaries of the Borrower (the "U.K. Borrowers") to become borrowers in Sterling as set forth herein; and

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. (a) Unless otherwise defined herein, all capitalized terms defined in the Credit Agreement and used herein are so used as so defined.

          (b)  The following term shall have the following meaning:

          "FIRST AMENDMENT" shall mean this First Amendment and Consent, as the same may be amended, modified or otherwise supplemented from time to time.


     2. AMENDMENTS TO SECTION 1 OF THE CREDIT AGREEMENT. (a) Subsection 1.1 of the Credit Agreement is hereby amended by inserting therein the following new definitions in proper alphabetical order:

          "CHASE" shall mean The Chase Manhattan Bank (formerly, Chemical Bank).

          "CHASE LONDON" shall mean The Chase Manhattan Bank, London Branch.

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                                                                               2


          "DOLLAR EQUIVALENT" shall mean, on any Business Day with respect to any Revolving Credit Loan denominated in Sterling, the amount of Dollars that would be required to purchase the amount of Sterling of such Revolving Credit Loan on the day two Business Days prior to such Business Day for settlement on such Business Day, based upon the spot selling rate at which Chase London offers to sell Sterling for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

          "FIRST AMENDMENT EFFECTIVE DATE" shall mean December 23, 1996.

          "MLA COST" the MLA Cost for a LIBOR Loan denominated in Sterling is calculated in accordance with the following formula:

               BY + L(Y-X)+S(Y-Z)% per annum - MLA Cost
               ------------------

          where on the day of application of the formula;

     B is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to hold on a noninterest-bearing deposit account in accordance with its cash ratio requirements;

     Y is the rate at which Sterling deposits are offered by the Agent to leading banks in the London interbank market at or about 11:00 a.m. on that day for the relevant period;

     L is the percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market markers;

     X is the rate at which secured Sterling deposits in the relevant amount may be placed by the Agent with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11:00 a.m. on that day for the relevant period;

     S is the percentage of the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

     Z in the interest rate per annum allowed by the Bank of England on special deposits.

     I.   For the purposes of this formula:

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                                                                               3


          A. "eligible liabilities" and "special deposits" all have the meanings given to them at the time of application of the formula by the Bank of England;

          B.   "relevant period" in relation to a LIBOR Loan means;

               1.   if its term is three months or less, its term; or

               2. if its term is more than three months, each successive period of three months and any necessary short period comprised in that term.

     II. in the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y + 15% BY is calculated as 0.5 x 15.

     III. A. The formula is applied on the first day of each relevant period comprised in the term of the relevant LIBOR Loan.

          B. Each rate calculated in accordance with the formula is, if necessary, rounded upward to four decimal places.

     IV. If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the U.K. Reference Lender) shall notify the U.K. Borrowers of the manner in which the MLA Cost will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the parties.

          "SCREEN" shall mean, with respect to any currency, the relevant Telerate Page on which appears the LIBOR Base Rate for deposits in such currency; PROVIDED that, if there is no such Telerate Page, the relevant Reuters Screen Page will be substituted.

          "SCOTTS GUARANTEE" shall mean the guarantee to be executed and delivered by Scotts, substantially in the form of Exhibit L, as the same may be amended, supplemented or otherwise modified from time to time.

          "STERLING" and "L" shall mean lawful currency of the U.K.

          "STERLING EQUIVALENT" shall mean, on any Business Day with respect to any amount in Dollars, the amount of Sterling that could be purchased with such amount of Dollars

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                                                                               4


     using the foreign exchange rate for such Business Day specified in the definition of "Dollar Equivalent", as determined by the Agent.

          "U.K." shall mean the United Kingdom.

          "U.K. BORROWERS" shall mean O.M. Scott International Investments Limited and, on and after the date it becomes a party hereto, Miracle Garden Care Limited.

          "U.K. REFERENCE LENDER" shall mean the principal London office of Chase London.

     (b) Subsection 1.1 is further amended by deleting the definitions of "Business Day", "Eurodollar Base Rate", "Eurodollar Rate", "LIBOR Rate" and "Loan Documents" and substituting in lieu thereof the following new definitions in proper alphabetical order:

          "BUSINESS DAY" shall mean (a) when such term is used in respect of a day on which a Loan in Dollars is to be made, a day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used to describe the date of any borrowing of, or any payment or interest rate determination in respect of, a LIBOR or LIBOR Bid Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London Interbank Market, and (b) when such term is used in respect of a day on which a Loan in Sterling is made, any day on which commercial banks are generally open for business in London, England.

          "LIBOR BASE RATE" shall mean, with respect to any LIBOR Loan in Dollars or Sterling for any Interest Period therefor:

          (a) the rate per annum (rounded to the nearest 1/16 of 1%) appearing on the Screen for such currency as the London Interbank Offered Rate for deposits in such currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or (in the case of any LIBOR Loan in Dollars) two Business Days prior to, the first day of such Interest Period as the London Interbank Offered Rate for such currency having a term comparable to such Interest Period and in an amount of U.S.$1,000,000; or

          (b) if such rate does not appear on the Screen (or, if the Screen shall cease to be publicly available or if the information contained on the Screen, in the Agent's reasonable judgment, shall cease accurately to reflect such LIBOR Base Rate, as reported by any publicly available source of similar market data selected by the Agent that, in

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                                                                               5


     the Agent's reasonable judgment, accurately reflects such LIBOR Base Rate), the LIBOR Base Rate shall mean, with respect to any LIBOR Loan for any Interest Period, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded to the nearest 1/16 of 1%) quoted by each relevant U.K. Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on (in the case of any LIBOR Loan in Sterling), or (in the case of any LIBOR Loan in Dollars) two Business Days prior to, the first day of the Interest Period for such Loan for the offering by such U.K. Reference Lender to leading banks in the London interbank market of deposits in such currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the LIBOR Loan to be made by such U.K. Reference Lender (or its relevant Applicable Lending Office, as the case may be) for such Interest Period.

          "LIBOR RATE" shall mean (a) with respect to (i) a LIBOR Loan denominated in Dollars and (ii) each day during each Interest period pertaining to a LIBOR Loan, the rate per annum equal to the quotient (rounded upward to the nearest 1/100 of 1%) of (A) the LIBOR Base Rate, DIVIDED by (B) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal fraction) of reserve requirements current on the date two Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member of such System, (b) with respect to a LIBOR Loan denominated in Sterling, the sum of the LIBOR Base Rate PLUS the MLA cost, and (c) with respect to any Bid Loan requested pursuant to a LIBOR Bid Loan Request, the LIBOR Base Rate for such Bid Loan.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, any Notes, the Applications, the Letters of Credit, the Subsidiaries Guarantee and the Scotts Guarantee.

     (c) Subsection 1.1 is further amended by adding after "(a)" in the definition of "Aggregate Outstanding Extensions of Credit" the phrase "the Dollar Equivalent of".

     3. AMENDMENTS TO SECTION 2 OF THE CREDIT AGREEMENT. Section 2 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting in lieu thereof Annex I to this First Amendment.

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                                                                               6


     4. AMENDMENT TO SECTION 6 OF THE CREDIT AGREEMENT. Section 6.8(b)(ii) of the Credit Agreement is hereby amended by adding after the phrase "preferred stock of the Borrower or such Subsidiary", the following: "(PROVIDED that such amount has not been paid in a prior period)".

     5. AMENDMENT TO SECTION 10 OF THE CREDIT AGREEMENT. (a) Section 10 of the Credit Agreement is hereby amended by adding the following new Sections
10.17 and 10.18 in their entirety:

               10.17 JUDGMENT. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.

               (b) The obligations of the Borrower or any U.K. Borrower in respect of this Agreement and any Lender party hereto shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which the sum originally due to such Lender is denominated (the "ORIGINAL CURRENCY"), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the judgment currency such Lender may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such Lender in the original currency, such Borrower or U.K. Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any Lender to this Agreement, such Lender agrees to remit to such Borrower or U.K. Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.

               10.18 CHANGE OF LENDING OFFICE. Any Lender may at any time change its office or branch in respect in respect of any of its Loans, or make or maintain any of its Loans through any of its subsidiaries or affiliates, by giving notice thereof to the Agent, PROVIDED that such change shall not increase the cost to such Lender or such subsidiary or affiliate of agreeing to make, making, funding or maintaining such Loans, and PROVIDED, FURTHER that after any such change, such Lender or such subsidiary or affiliate shall not have any greater rights in respect of such Loan pursuant to Section 2.18 hereof than it had in respect thereof immediately before such change.

(b) All references to the Borrower in Sections 10.13, 10.14 and 10.15 shall constitute a reference to the Borrower and the U.K. Borrowers.

     6. AMENDMENT TO SCHEDULE I. Schedule I to the Credit Agreement is hereby amended by deleting such Schedule I in its entirety and inserting in lieu thereof Schedule I to this First Amendment with the effect that the aggregate amount of the Revolving Credit Commitments is increased to $425,000,000.

     7. ADDITION OF SCOTTS GUARANTEE. The Credit Agreement is hereby amended by adding the Scotts Guarantee as Exhibit L.

     8. THE CHASE MANHATTAN BANK. All references to "Chemical" and "Chemical Bank" in the Credit Agreement shall hereinafter be deemed to be references to "Chase" and to "The Chase Manhattan Bank".

     9. LIBOR. All references to "Eurodollar" in the Credit Agreement shall hereinafter be deemed to be references to "LIBOR".

     10. CONSENT TO ACQUISITION OF MIRACLE HOLDINGS LIMITED. Each of the Agent and the Lenders hereby consent to the acquisition by the Borrower or O.M. Scott International Investments Limited of the remaining outstanding shares of Miracle Holdings Limited and agree that such acquisition shall not violate subsection
7.4 of the Credit Agreement and shall not constitute usage of any of the permitted baskets therein.

     11. EFFECTIVENESS. The amendments provided for herein shall become effective on December 23, 1996 ( the "First Amendment Effective Date"), PROVIDED that the following conditions precedent have been satisfied on or before such date:

          (a) the Agent shall have received counterparts of this First Amendment, duly executed and delivered by all the parties listed on the signature pages hereto;

          (b) the Agent shall have received opinions of (i) Clifford Chance, U.K. counsel to the U.K. Borrower and (ii) Vorys, Sater, Seymor and Pease, counsel to Scotts.

          (c) the Agent shall have received the Scotts Guarantee, duly executed and delivered by a duly authorized officer of the Borrower.

          (d) the Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of each of the U.K. Borrowers authorizing the execution and delivery of this First Amendment, certified by the Secretary or an Assistant Secretary of the U.K. Borrowers, as the case may be, as of the First Amendment Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified revoked or rescinded since the date of adoption thereof.

     12. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as of the date hereof that after giving effect to each of this First Amendment and the Miracle Garden Supplement (as hereinafter defined) (a) each of the representations and warranties made by the Borrower in or pursuant to
Section 4 of the Credit Agreement shall be true and correct on and as of such date as if made on and as of such date and (b) no Default or Event of Default shall have occurred and be continuing.

     13. LIMITED AMENDMENT. Except as expressly amended hereby, all the provisions of the Credit Agreement and the other Loan Documents are hereby affirmed and shall continue to be in full force and effect in accordance with their terms, and any amendments contained herein shall be limited precisely as drafted and shall not constitute an amendment of any terms or provisions of the Credit Agreement except as expressly provided herein.

     14. U.K. BORROWER. By executing and delivering this First Amendment, O.M. Scott International Investments Limited shall become a party to the Credit Agreement and entitled to the rights and subject to the liabilities and duties provided for it in the Credit Agreement as amended by the First Amendment, without any further action being necessary. By executing and delivering a Supplement (the "Miracle Garden Supplement") to the Credit Agreement in substantially the form of Annex II, Miracle Garden Care Limited shall become a party to the Credit Agreement and entitled to the rights and subject to the liabilities and duties provided for it in the Credit Agreement as amended by the First Amendment, without any further action being necessary. Prior to its execution and delivery of the Miracle Garden Supplement, Miracle Garden Care Limited shall not be, and shall not be permitted to borrow as, a "U.K. Borrower" under the Credit Agreement.

     15. COUNTERPARTS. This First Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     16. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed and delivered in New York by their proper and duly authorized officers as of the day and year first above written.


                                        THE SCOTTS COMPANY


                                        By: /s/ P. D. Yeager
                                           -------------------------------
                                             Title: Chief Financial Officer



                                        O.M. SCOTT & SONS INTERNATIONAL
                                          INVESTMENTS LIMITED


                                        By: /s/ L. Robert Stohler
                                           -------------------------------
                                             Title: Director



                                        THE CHASE MANHATTAN BANK (formerly
                                          Chemical Bank), as Agent and as a
                                          Bank


                                        By: /s/ Lawrence Polumbo, Jr.
                                           -------------------------------
                                             Title: Vice President
                                                    Attorney-in-fact



                                        BANK ONE, COLUMBUS, N.A.


                                        By: /s/ Douglas H. Klamforth
                                           -------------------------------
                                             Title: Vice President




                                        COMERICA BANK



                                        By: /s/ Jeffrey J. Judge
                                           -------------------------------
                                             Title: Assistant Vice President



                                        CREDIT LYONNAIS


                                        By: /s/ Julie T. Kanak
                                           -------------------------------
                                             Title: JULIE T. KANAK
                                                    VICE PRESIDENT

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/ J. J. Csernits
                                           -------------------------------
                                             Title: Senior Vice President


                                        NATIONAL CITY BANK, COLUMBUS


                                        By: /s/ David G. Yates
                                           -------------------------------
                                           Title: Vice President


                                        PNC BANK, OHIO, NATIONAL
                                          ASSOCIATION


                                        By: /s/ John T. Taylor
                                           -------------------------------
                                             Title: SVP


                                        SOCIETY NATIONAL BANK


                                        By: /s/ Susan M. Lipowicz
                                           -------------------------------
                                             Title: Vice President


                                        THE TORONTO DOMINION BANK


                                        By: /s/ David G. Parker
                                           -------------------------------
                                             Title: Mgr. Cr. Admin.


                                        NBD BANK


                                        By:
                                           -------------------------------
                                             Title:


                                        SOCIETE GENERALE


                                        By: /s/ Joseph A. Philbin
                                           -------------------------------
                                             Title: Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ F. C. H. Ashby
                                           -------------------------------
                                             Title: Senior Manager Loan
                                                    Operations


                                        SCOTIABANK (U.K.) LIMITED


                                        By: /s/ Barry G. Hodges
                                           -------------------------------
                                             Title: Relationship Manager


                                        THE BANK OF TOKYO - MITSUBISHI
                                           NEW YORK BRANCH


                                        By:
                                           -------------------------------
                                             Title: Assistant Vice President


                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:
                                           -------------------------------
                                             Title: Vice President


                                        THE NORTHERN TRUST COMPANY


                                        By:
                                           -------------------------------
                                             Title: Vice President


                                        ROYAL BANK OF SCOTLAND


                                        By: /s/ Russell M. Gibson
                                           -------------------------------
                                             Title: Vice President &
                                                    Deputy Manager


                                        THE SANWA BANK, LIMITED, CHICAGO
                                             BRANCH


                                        By: /s/ James P. Byrnes
                                           -------------------------------
                                             Title: First Vice President

                                        THE TOKAI BANK, LIMITED




                                        By: /s/ Hiroshi Tanaka
                                           -------------------------------
                                             Title: General Manager